UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 3, 2020
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CARTER VALIDUS MISSION CRITICAL REIT II, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-55435	46-1854011
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4890 West Kennedy Blvd.
Suite 650
Tampa, Florida 33609
(Address of principal executive offices)
(813) 287-0101
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☒

Item 8.01	Other Events.
The board of directors of Carter Validus Mission Critical REIT II, Inc. (the “Company”) determined to recommend that the Company’s stockholders reject the unsolicited “mini-tender” offers by Comrit Investments 1, Limited Partnership (the “Offeror”) for up to 798,669 of the Company's shares of Class A common stock ("Class A Shares") and up to 199,667 of the Company's shares of Class T common stock ("Class T Shares," and together with the Class A Shares, the "Shares"), which represent approximately 0.5% of the Company's outstanding Class A shares and Class T shares as of June 3, 2020. The Company wishes to inform its stockholders that it does not endorse the Offeror’s unsolicited mini-tender offers and recommends that stockholders do not tender their Shares. Stockholders who have already tendered their Shares may withdraw them at any time prior to 11:59 p.m., Eastern Time, on June 30, 2020, in accordance with the Offeror’s offering documents.
The Company is circulating a letter to its Class A and Class T stockholders, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, that sets forth the reasons for the board of directors’ determination to recommend a rejection of the mini-tender offers.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

99.1	Letter to Class A and Class T Stockholders of the Company from Michael A. Seton, Chief Executive Officer and President of the Company, dated as of June 4, 2020.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARTER VALIDUS MISSION CRITICAL REIT II, INC.

Dated: June 4, 2020	By:	/s/ Kay C. Neely
	Name:	Kay C. Neely
	Title:	Chief Financial Officer